UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 11, 2006

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On October 11, 2006, (a) K. Hovnanian Enterprises, Inc. (“K. Hovnanian”) and Hovnanian Enterprises, Inc. (“Hovnanian”) and certain of Hovnanian’s subsidiaries as guarantors entered into a Credit Agreement (the “Credit Agreement”) with Citicorp USA, Inc., as administrative agent and issuing bank, the lenders from time to time party thereto, and The Bank of New York, as paying agent, and (b) K. Hovnanian entered into an Agreement for Letter of Credit (the “LC Agreement”) with Citibank, N.A (“Citibank”).  Under the Credit Agreement, K. Hovnanian has the right to borrow and to obtain the issuance, renewal, extension and increase of a letter of credit (the “Security Letter of Credit”) up to an aggregate availability of $125 million.  The Credit Agreement contains an accordion feature under which the aggregate commitments can be increased to $250 million subject to mutual agreement of the parties.  The Security Letter of Credit will serve as security for any letters of credit that may be issued under the LC Agreement.  Under the LC Agreement, K. Hovnanian may request Citibank to issue letters of credit up to the aggregate maximum amount of the Security Letter of Credit.

Loans under the Credit Agreement will bear interest at various rates based on (1) an alternate base rate determined by reference to the higher of (a) Citibank’s base rate and (b) the federal funds rate plus ½% or (2) a LIBOR-based rate for a one day, one or two week, or one, two, three or six month interest period as selected by K. Hovnanian.

The Credit Agreement has covenants that restrict Hovnanian and certain of its subsidiaries’, including K. Hovnanian’s, ability to grant liens and enter into consolidations, mergers and transfers of all or substantially all of their respective assets.  The Credit Agreement contains events of default which would permit the lenders to accelerate the loans if not cured within applicable grace periods, including the failure to make timely payments under the Credit Agreement or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.  Borrowings under the Credit Agreement may be used for general corporate purposes.

The Credit Agreement and the LC Agreement are being filed as Exhibits 10.1 and 10.2, respectively, hereto.

Item 2.03.               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1            Credit Agreement, dated as of October 11, 2006.

Exhibit 10.2            Agreement for Letter of Credit, dated as of October 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and
Chief Financial Officer

Date: October 11, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 10.1	Credit Agreement, dated as of October 11, 2006.
Exhibit 10.2	Agreement for Letter of Credit, dated as of October 11, 2006